Exhibit 23.1

Consent of Independent Auditors

The Shareholders and Board of Directors
Uwharrie Capital Corp

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ DIXON ODOM PLLC

Sanford, North Carolina
July 29, 2002